Exhibit 99.1

PRECIPIO, INC. PRICES $6,000,000 PUBLIC OFFERING

NEW HAVEN, CT, (August 23, 2017) – PRECIPIO, INC. (NASDAQ: PRPO), today announced the pricing of an underwritten public offering of units, at a public offering price of $1,000 per unit, each comprised of one share of series B convertible preferred stock, which is convertible into 400 shares of common stock at a conversion price of $2.50 per share, and one warrant to purchase up to 400 shares of common stock, at an exercise price of $3.00 per share. The preferred stock issued in the offering includes a beneficial ownership blocker but has no dividend rights (except to the extent dividends are also paid on the common stock). The securities comprising the units are immediately separable and will be issued separately. The warrants are exercisable immediately and will expire five years from the date of issuance. The gross proceeds to Precipio from this offering are expected to be approximately $6,000,000, before deducting underwriting discounts and commissions and other estimated offering expenses. Precipio intends to use the net proceeds from this offering for the growth of its sales force, progression of its product development, working capital and general corporate purposes, and repayment of debt. Precipio has granted the underwriter a 45-day option to purchase up to an additional 900 shares of preferred stock and/or 360,000 additional warrants to cover over-allotments, if any. The offering is expected to close on or before August 28, 2017, subject to customary closing conditions.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement that Precipio previously filed with the Securities and Exchange Commission (“SEC”) and which became effective on February 13, 2015. A preliminary prospectus supplement and accompanying base prospectus relating to the offering have been filed with the SEC and a final prospectus supplement and accompanying base prospectus will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and accompanying base prospectus and, when available, electronic copies of the final prospectus supplement and accompanying base prospectus may be obtained from the SEC’s website located at www.sec.gov or by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, initially the Yale School of Medicine, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to Precipio’s anticipated public offering, anticipated use of proceeds and plans and prospects for Precipio and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The

Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on May 12, 2017, the Company’s Quarterly Report on Form 10-Q filed on August 22, 2017 the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Precipio Investor Relations:

John Marco

Managing Director

Core IR

377 Oak Street

Garden City, NY 11530

516 222 2560

johnm@coreir.com

www.coreir.com